Exhibit 21.1

                            WINN-DIXIE STORES, INC.

                           SUBSIDIARIES OF REGISTRANT

The Registrant (Winn-Dixie Stores, Inc.) has no parents.

The following list includes all of the subsidiaries of the Registrant except fifteen wholly-owned inactive domestic subsidiaries of the Registrant and/or its subsidiaries.

All of the subsidiaries listed below are included in the Consolidated statements. The Consolidated Financial Statements also include the fifteen presently inactive domestic subsidiaries mentioned above.

Each of the following subsidiaries is owned by the Registrant except the names of which are indented, are owned by the subsidiary named immediately above each indention. All subsidiaries are wholly-owned except for Bahamas Supermarkets Limited, which is owned approximately 78% by W-D (Bahamas) Limited.

                            Subsidiary                  State of
                                                     Incorporation

               Astor Products, Inc.                     Florida
               Deep South Products, Inc.                Florida
               Dixie Packers, Inc.                      Florida
               Fairway Food Stores Co., Inc.            Florida
               First Northern Supply, Inc.              Delaware
               Second Northern Supply, Inc.             Delaware
               Third Northern Supply, Inc.              Delaware
               Monterey Canning Co.                     California
               W-D (Bahamas) Limited                    Bahama Islands
                 Bahamas Supermarkets Limited           Bahama Islands
                    The City Meat Markets Limited       Bahama Islands
               Winn-Dixie Atlanta, Inc.                 Florida
               Winn-Dixie Charlotte,Inc.                Florida
               Winn-Dixie Greenville,Inc.               Florida
               Winn-Dixie Louisiana, Inc.               Florida
               Winn-Dixie Midwest, Inc.                 Florida
               Winn-Dixie Montgomery,Inc.               Kentucky
               Winn-Dixie Raleigh, Inc.                 Florida
               Winn-Dixie Texas, Inc.                   Texas